UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2007

(Date of earliest event reported)

Optionable, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51837	52-2219407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 Columbus Avenue Valhalla, NY	10595
(Address of principal executive offices)	(Zip Code)

914-773-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

                    Officers; Compensatory Arrangements of Certain Officers

(b) On November 6, 2007, Optionable, Inc. (the “Company”) and Mr. Albert Helmig agreed that Mr. Helmig would cease to be a Director and Executive Chairman of the Company effective November 6, 2007 (the “Termination Date”). Mr. Edward O’Connor, the Company’s President, will serve as the Company’s interim Principal Executive Officer until a permanent Principal Executive Officer is appointed.

(e) On the Termination Date, the Company entered into a letter agreement (the “Separation and Release Letter”) with Mr. Helmig specifying the terms of his separation from the Company. The Separation and Release Letter provides, in part, for the following:

(i) Mr. Helmig will receive a lump-sum cash payment of $141,000 in lieu of any payments otherwise due to Mr. Helmig, including but not limited to, any payment due under any agreement between Mr. Helmig and the Company;

(ii) Mr. Helmig will not be eligible for any Company-sponsored benefits after the Termination Date;

(iii) The Company will indemnify and hold Mr. Helmig harmless to the full extent permitted by the by-laws of the Company in effect on the Termination Date in respect of certain proceedings;

(iv) Mr. Helmig agreed to waive any and all claims against the Company and release and discharge the Company from liability for any and all claims or damages that Mr. Helmig had, has or may have against the Company as of the Termination Date;

(v) Each option, warrant or other right of Mr. Helmig to acquire shares of common stock or other securities from the Company which has an expiration date that occurs after November 7, 2014 is amended such that its expiration date is November 7, 2014; and

(vi) Following the Termination Date, Mr. Helmig will be subject to certain non-disclosure, non-competition and non-solicitation restrictions.

The foregoing description of the Separation and Release Letter does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Separation and Release Letter, dated November 6, 2007, by and between Optionable, Inc. and Albert Helmig

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 13, 2007	OPTIONABLE, INC.

	By:	/s/ Marc-Andre Boisseau
Name: Marc-Andre Boisseau Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Separation and Release Letter, dated November 6, 2007, by and between Optionable, Inc. and Albert Helmig

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